UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report Date of earliest event reported): May 8, 2023

EQUINIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-402052 (Commission File Number)	77-0487526 (IRS Employer Identification Number)

One Lagoon Drive Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including area Code: 650 598-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001	EQIX	The Nasdaq Stock Market LLC
0.250% Senior Notes due 2027	N/A	The Nasdaq Stock Market LLC
1.0000% Senior Notes due 2033	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On May 8, 2023, Mr. Ron Guerrier resigned from the Board of Directors (the “Board”) of Equinix, Inc. (the “Company”), effective immediately following the Company’s annual stockholder meeting to be held on May 25, 2023 (the “Annual Meeting”), and as a result, Mr. Guerrier is no longer a nominee for election to the Board at the Company’s Annual Meeting.

Mr. Guerrier’s resignation is not the result of any disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

In connection with Mr. Guerrier’s resignation, the Board appointed Christopher Paisley as a member of the Nominating and Governance Committee, effective immediately following the Annual Meeting, to fill the vacancy created by the resignation of Mr. Guerrier. In addition, the Board reduced the number of directors of the Company from 12 members to 10 members, effective immediately following the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

Date:	May 12, 2023	By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer